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                                                                    EXHIBIT 10.6

                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

         This Amended and Restated Management Agreement (the "Agreement") is made as of the l/st/ day of January, 2004, by and between Empi, Inc., a Minnesota corporation (the "Company"), TC Group Management, L.L.C., a Delaware limited liability company ("Carlyle"), and GE Capital Equity Investments, Inc. ("GE Equity").

                                    RECITALS:

         WHEREAS, the Company, Carlyle and GE Equity previously entered into a Management Agreement dated August 31, 1999 (the "Existing Agreement");

         WHEREAS, the Company, Carlyle and GE Equity wish to amend and restate the Existing Agreement to reflect the changes hereinafter set forth.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree to amend and restate the Existing Agreement in its entirety as follows:

         1.    Appointment.

         The Company hereby appoints Carlyle to render advisory and consulting services described in Section 2(a) and Section 2(c) hereof for the term of this Agreement. The Company hereby appoints GE Equity to render advisory and consulting services described in Section 2(b) hereby for the term of this Agreement.

         2.    Services.

               (a) Carlyle hereby agrees that during the term of this Agreement Carlyle shall render to the Company, by and through such of Carlyle's officers, employees, agents, representatives and affiliates as Carlyle, in its sole discretion, shall designate from time to time, advisory, consulting and other services (the "Carlyle Oversight Services") in relation to the day-to-day operations of the Company and its subsidiaries, strategic planning, domestic and international marketing and financial oversight and including, without limitation, advisory and consulting services in relation to the selection, retention and supervision of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants.

               (b) GE Equity hereby agrees that during the term of this Agreement GE Equity shall render to the Company, by and through such of GE Equity's officers, employees, agents, representatives, and affiliates as GE Equity, in its sole discretion, shall designate from time to time, advisory, consulting and other services (the "GE Oversight Services") in relation to the day-to-day operations of the Company and its subsidiaries, strategic planning, domestic and international marketing and financial oversight and including, without limitation, advisory and consulting services in relation to the selection, retention and supervision

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of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants.

               (c) The parties hereto acknowledge that certain events will require Carlyle to render services beyond the scope of activities which the parties contemplate as part of the Carlyle Oversight Services and for which Carlyle shall be entitled-to additional compensation hereunder. It is expressly agreed that the Carlyle Oversight Services shall not include Investment Banking Services. "Investment Banking Services" means investment banking, financial advisory or any other services rendered by Carlyle to the Company in connection with (i) any acquisitions and divestitures by the Company or MPI Holdings, L.L.C., a Delaware limited liability company ("MPP'), or any of their subsidiaries, whether by a purchase or sale of assets or capital stock or by merger, recapitalization, consolidation or otherwise or (ii) the public or private sale of debt or equity securities of the Company or its subsidiaries or any similar financing. The Investment Banking Services and the Oversight Services shall be referred to herein together as the "Carlyle Services".

         3.    Fees.

               (a) In consideration of the performance of the Carlyle Oversight Services and the GE Oversight Services contemplated by Section 2(a) and Section 2(b) hereof, the Company and its successors agree to pay to (i) Carlyle an aggregate per annum fee equal to Two Hundred Seventy-Five Thousand Dollars ($275,000) (the "Carlyle Management Fee") and (ii) GE Equity an aggregate per annum fee equal to Twenty-Five Thousand Dollars ($25,000) (the "GE Management Fee" and together with the Carlyle Management Fee the "Management Fees"), commencing on the date hereof and continuing until such time as this Agreement is terminated in accordance with Section 6 or by the mutual written consent of the parties hereto; provided, however, that GE Equity shall cease to have any right to receive the GE Management Fee and shall cease to be obligated to perform any services hereunder, if GE Equity and its affiliates cease to hold, in the aggregate, at least 5% of the then outstanding Common Stock, par value $.0l per share of the Company. The Management Fees shall be payable quarterly in advance. Management Fee payments shall be non-refundable.

               (b) In consideration of the Investment Banking Services provided to the Company in connection with the events described in the definition of Investment Banking Services, Carlyle shall be entitled to receive additional reasonable compensation as agreed upon by the parties hereto and approved by the majority of the Board of Directors of the Company. Carlyle shall not be obligated to perform such services unless requested by the Company to so provide such services and Carlyle and the Company reach agreement concerning compensation to be paid to Carlyle for performing such services.

               (c) Notwithstanding any provision hereof to the contrary, GE Equity agrees that, in the event that Carlyle elects of agrees to forego or defer payment of all or any portion of the Carlyle Management Fee for any period, GE Equity will agree to forego or defer payment of an equivalent portion of the GE Management Fee for such period or the same terms that Carlyle agrees to forgo or defer the Carlyle Management Fee for such period.

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         4.    Reimbursements.

         In addition to the compensation payable to Carlyle pursuant to Section 3 hereof, the Company shall, at the direction of Carlyle, pay directly, or reimburse Carlyle for, its reasonable Out-of-Pocket Expenses. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the amounts actually paid by Carlyle or its affiliates or their respective parties, members, officers, directors or employees in connection with its or their performance of the Services, including, without limitation, reasonable (i) fees and disbursements (including, without limitation, underwriting fees) of any independent professionals and organizations, including, without limitation, independent auditors, outside legal counsel, consultants, investment bankers or financial advisors, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services and (iii) transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Carlyle to the Company of a statement or invoice requesting payment thereof.

         5.    Indemnification.

         The Company will indemnify and hold harmless each of Carlyle and GE Equity and their officers, employees, agents, representatives, members and affiliates (each being an "Indemnified Party") from and against any and all losses, costs, expenses, claims, damages and liabilities (the "Liabilities") to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the performance of the Services contemplated by this Agreement or the engagement of Carlyle and GE Equity pursuant to, and the performance by Carlyle and GE Equity of the Services contemplated by, this Agreement. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto, provided that, subject to the following sentence, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control his or its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that the Company will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from

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all liability arising or that may arise out of such claim, action or proceeding.
Provided that the Company is not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any claim subject to indemnification hereunder without the consent of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the willful misconduct of Carlyle or GE Equity. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the liabilities in question resulted solely from the willful misconduct of such Indemnified Party.

         6.    Term.

         This Agreement shall be in effect on the date hereof and shall continue until the earlier of (i) such time as this Agreement is terminated by the mutual written consent of Carlyle and the Company or (ii) such time as MPI or one or more of its affiliates collectively control, in the aggregate, less than 10% of the outstanding shares of voting common stock of the Company. The provisions of Sections 5, 7 and 8 shall survive the termination of this Agreement.

         7.    Permissible Activities.

         Nothing herein shall in any way preclude Carlyle or GE Equity or their respective officers, employees, agents, representatives, members or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.

         8.    General.

               (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (b) This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the parties hereto; provided, however, Carlyle may assign or transfer its duties or interests hereunder to a Carlyle affiliate at the sole discretion of Carlyle.

               (c) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

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         If to Carlyle:        TC Group Management, L.L.C.
                               c/o The Carlyle Group
                               520 Madison Avenue, 41/st/ Floor
                               New York, NY 10022
                               Attention: Bob Dahl

         If to GE Equity:      GE Capital Equity Investments, Inc.
                               120 Long Ridge Road
                               Stamford, CT 06927
                               Attention: Steve Warner

         If to the Company:    Empi, Inc.
                               599 Cardigan Road
                               St. Paul, MN 55126
                               Attention: Pat Spangler

               (d) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

               (e) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware (excluding the choice of law principles thereof). The parties to this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the state of Delaware in any action or proceeding arising out of or relating to this Agreement. This Agreement shall inure to the benefit of, and be binding upon, Carlyle and the Company (including any present or future subsidiaries of the Company that are not signatories hereto), and their respective successors and permitted assigns.

               (f) This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts. Each set of counterparts showing execution by all parties shall be deemed an original, and shall constitute one and the same instrument.

               (g) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

                                   TC GROUP MANAGEMENT, L.L.C.

                                   By:   TC Group, L.L.C.
                                   Its:  Managing Member

                                         By:   TCG Holdings, L.L.C.
                                         Its:  Managing Member


                                   By:   _______________________________
                                         Name:   W. Robert Dahl
                                         Title:  Managing Director


                                   GE CAPITAL EQUITY INVESTMENTS, INC.


                                   By:   _______________________________
                                         Name:   Steve Warner
                                         Title:  Duly Authorized Signatory


                                   EMPI, INC.


                                   By:   _______________________________
                                         Name:   Patrick D. Spangler
                                         Title:  Chief Financial Officer

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